UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2015
PEER TO PEER NETWORK
(Exact name of registrant as specified in its charter)
Nevada	001-33968	45-4928294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circle, Suite 400, Henderson, NV		89074-772
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(702) 608-7360
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2015, the registrant Peer to Peer Network ("Company") sold a 12% Original Discount Convertible Debenture ("Debenture") to Mastiff Alternative Opportunity Fund LP, a Delaware limited partnership ("Mastiff") in the principal amount of $34,100 at a 12% original issue discount so that the Company realized gross proceeds of $30,008. The Debenture accrues interest at 20% annually, matures on July 10, 2016, and is convertible into shares of Company common stock at a price equal to 50% of the average of the three lowest intraday trading prices during the twenty trading days prior to the date of conversion. The Debenture carries certain negative covenants, anti-dilution rights, redemption rights, and buy-in rights, all as discussed therein. A copy of the Debenture is attached hereto as Exhibit 10.1.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01above for the issuance of the Debenture. The Debenture was issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1  Mastiff Debenture

SIGNATURE

PEER TO PEER NETWORK

Date: July 20, 2015	/s/ Christopher Esposito
Name: Christopher Esposito
Chief Executive Officer